FIRST AMMENDMENT TO CERTIFICATE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO CERTIFICATE PURCHASE AGREEMENT (this "Amendment")  dated  as  of  January  22,  2003, is  entered  into  among NAVISTAR   FINANCIAL  SECURITIES  CORPORATION, as  seller  (the "Seller"), NAVISTAR FINANCIAL CORPORATION, as servicer (the "Servicer"), RECEIVABLES CAPITAL CORPORATION, as conduit purchaser (the "Conduit Purchaser"), BANK OF AMERICA, NATIONAL ASSOCIATION, as a committed purchaser (the "Committed Purchaser") and BANK OF AMERICA, NATIONAL ASSOCIATION, as administrative agent for the Purchasers (in such capacity, the "Administrative Agent").

RECITALS

A.  The Seller, the Servicer, the Conduit Purchaser, the Committed Purchaser and the Administrative Agent are parties to that certain Certificate Purchase Agreement, dated as of January 28, 2000 (as amended, supplemented or otherwise modified through the date hereof, the "Agreement").

B.  Such parties desire to amend the Agreement as hereafter set forth.

C.  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Certain Defined Terms. Capitalized terms which are used herein without definition and that are defined in the Agreement shall have the same meanings herein as in the Agreement.

2.           Amendments to Agreement. By their signatures hereto, each of the parties hereto hereby agrees to the following amendments to the Agreement:

2.1           The definition of "Alternate Rate" contained in Section 1.01 of the Agreement is hereby amended by replacing the percentage "0.625%" contained therein with the percentage "1.15%".

2.2           The definition of "Maximum Funded Amount" contained in Section 1.01 of the Agreement is hereby amended by replacing the amount "$25,000,000" contained therein (after giving effect to the letter dated as of January 23, 2002 from the Seller and the Servicer to the Administrative Agent, the Conduit Purchaser and the Committed Purchaser) with the amount "$200,000,000".

     2.3           The definition of "Tranche Rate" contained in Section. 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

"Tranche Rate" means for any Fixed Period, with respect to any Funding Tranche, a per annum rate equal to the sum of (i) the applicable Funding Rate for such Fixed Period plus(ii ) if such Funding Tranche is funded at the CP Rate, the weighted average of the Program Rates applicable to such Fixed Period.

2.3          Section 1.01 of the Agreement is hereby amended by inserting in the appropriate alphabetical location therein the following new definition:

"Official Body" means any U.S government or political subdivision or any U.S. agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any U.S. court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of U.S. accounting principles.

2.4          The first paragraph of Section 9.04(a) is hereby deleted in its entirety and replaced by the following:

"SECTION 9.04  Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any applicable law, rule, standard or regulation by any Official Body or any amendment or change in the interpretation of any existing or future applicable law, rule, standard or regulation by any Official Body charged with the administration, interpretation or application thereof (including, but not limited to, any interpretation of Accounting Research Bulletin No.51 by the Financial Accounting Standards Board) or the compliance with any directive of any Official Body (whether or not having the force of a Governmental Rule):"

2.5          Section 9.04(b) is hereby deleted in its entirety and replaced by the following.

"(b) If any Indemnified Party shall have determined that, after the date hereof, the adoption of any applicable law, rule, standard or regulation by any Official Body regarding or related to capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding or related to capital adequacy (whether or not having the force of a Governmental Rule) of any such Official Body, has or would have the effect of reducing the rate of' return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction shall be payable to such Indemnified Party in accordance with Section 9.05(c). For avoidance of doubt, any interpretation of Accounting Research Bulletin No.51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 9.04(b)."

3.           Effect of Amendment.  All provisions of the Agreement, as amended by this

Amendment, remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other document governing the Seller's securitization program) to "this Agreement", "hereof", "herein" or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

4.           Counterparts.   This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of law.

6.  Section, Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this amendment or the Agreement or any provision hereof or thereof.

7.  Extension.  By its signature hereto, each of the parties hereto hereby consents and agrees in writing to the extension of the Purchase Expiration Date out to January 21, 2004, and agrees that such extension shall take effect pursuant to Section 2.04 of the Agreement effective as of the date hereof.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NAVISTAR FINANCIAL SECURITIES CORPORATION
as Seller

By:  /s/ ANDREW J. CEDEROTH
Name:  Andrew J. Cederoth
Title:    Vice President and Treasurer

NAVISTAR FINANCIAL CORPORATION
as Servicer

By:  /s/ ANDREW J. CEDEROTH
Name:  Andrew J. Cederoth
Title:    Vice President and Treasurer

RECEIVABLES CAPITAL CORPORATION, as Conduit Purchaser

By:  /s/ EVELYN ECHEVARRIA
Name:  Evelyn Echevarria
Title:    Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION
as Committed Purchaser

By:  /s/ KAREN P. LOUIE
Name:  Karen P. Louie
Title:    Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION
as Administrative Agent

By:  /s/ KAREN P. LOUIE
Name:  Karen P. Louie
Title:    Vice President